UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2006

PATH 1 NETWORK TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15609	13-3989885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6215 Ferris Square, Suite 140, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 450-4220

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountants

Swenson Advisors, LLP (“Swenson”), our independent registered public accounting firm, resigned effective June 12, 2006. Because the resignation of Swenson did not involve any disagreement with us, our Audit Committee was not required to take any action regarding the resignation, other than to commence a search for a new auditing firm.

Swenson’s report on our financial statements for the fiscal years ended December 31, 2005 was qualified due to uncertainty related to going concern matters and such reports were unqualified for fiscal years ended December 31, 2004 and 2003. In connection with its audit for each of the years ended December 31, 2005, and 2004, and 2003 and through the interim period from January 1, 2006 through June 12, 2006, there were no disagreements between us and Swenson, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which if not resolved to the satisfaction of Swenson, would have caused Swenson to make reference to the subject matter of the disagreement in connection with its reports on our financial statements.

We have provided Swenson with a copy of the statements contained in this report and have requested that Swenson furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Swenson agrees with the statements herein, and if not, in what respects Swenson does not agree. A copy of the letter Swenson furnished in response to that request, dated June 15, 2006, is filed as Exhibit 16.1 to this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Response letter from Swenson Advisors, LLP, dated June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATH 1 NETWORK TECHNOLOGIES INC.

Date: June 16, 2006	By:	/s/ Jeremy Ferrell
Jeremy Ferrell
Interim Chief Financial Officer